MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (the "Agreement") is entered into on January 7, 2009.

BETWEEN

MANTRA VENTURE GROUP LTD.,
a corporation incorporated under the laws of British Columbia having its principal business office at Suite 1205, 207 West Hastings Street, Vancouver, British Columbia, V6B 1H7

                (the ”Company“)

AND

Q4 FINANCIAL GROUP INC.
c/o DENNIS PETKE
Suite 500 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6

                (the ”Consultant”)

AND

DENNIS PETKE
Suite 500 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6
                (“Petke”)

WHEREAS:

A.	The Company is engaged in the business of researching, developing, marketing, distributing and licensing sustainable technologies and initiatives;

B.	On July 1, 2008, the Consultant’s President, Petke, agreed to act as the Chief Financial Officer of the Company on the terms, and subject to the conditions, of a previous consulting agreement;

C.	The Consultant’s President, Petke, has agreed to continue to act as the Chief Financial Officer of the Company on the terms and subject to the conditions of this Agreement; and

D.	The Consultant’s President, Petke, has agreed to serve as a director of the Company.

THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.	ENGAGEMENT

1.1
The Company hereby engages the Consultant to provide services in accordance with the terms and subject to the conditions of this Agreement through Petke or otherwise and the Consultant hereby accepts such engagement.

1.2
The appointment of Petke as a director of the Company is subject to the provisions of the Articles of the Company (the "Articles") regarding the appointment, compensation, indemnification, disqualification and removal of directors and will not be ratified and accepted by the Company without proper election procedures being observed.

1.3	Petke’s appointment as a director of the Company, once duly elected, shall terminate without any entitlement to additional compensation if:

(a)	Petke is not re-elected at the annual general meeting of the Company at which the Consultant offers himself for re-election in accordance with the Articles; or

(b)	Petke is required to vacate office for any reason pursuant to any of the provisions of the Articles; or

(c)	Petke is removed as a director or otherwise required to vacate office under any applicable law; or

(d)	Petke submits his resignation as a director of the Company.

1.4
It is anticipated that Petke’s appointment as director of the Company will commence in February 2009 for a period of one year and will continue thereafter if he is re-elected at the annual general meeting of the Company.

2.	TERM

2.1
This Agreement shall govern the services provided by the Consultant to the Company from September 1, 2008 until this Agreement is terminated.  The term of the Consultant’s engagement shall be from January 7, 2009 to January 6, 2010 and will automatically renew pursuant to Section 5 of this Agreement.  This Agreement may be terminated at any time, by either party, in accordance with Section 8 of this Agreement.

3.	SERVICES

3.1	The Consultant hereby agrees to perform all services generally associated with the position of Chief Financial Officer, including but not limited to:

(a)	assisting the Company in the developing its business plan;

(b)	preparing the Company’s financial statements;

(c)	establishing and maintaining of the Company’s internal controls and reporting standards;

(d)	communicating with auditors and legal professionals regarding the Company’s financial activity and disclosure obligations;

(e)	developing a financial plan and budget;

(f)	aiding in business valuations and performing due diligence on proposed mergers or acquisitions; and

(g)	managing treasury activities and cash planning.

                                      (collectively, the “Services”)

3.2	The Consultant shall devote as much time, attention and energy to the business affairs of the Company as may be reasonably necessary to act as the Chief Financial Officer of the Company.

3.3	The Consultant shall devote as much time, attention and energy to the business affairs of the Company as may be reasonably necessary to act as a director of the Company.

3.4	In providing the Services, the Consultant shall:

(a)	comply with all applicable federal, provincial, local and foreign statutes, laws and regulations;

(b)	not make any misrepresentation or omit to state any material fact that may result in a misrepresentation regarding the business of the Company; and

(c)	not disclose, release or publish any information regarding the Company without its prior written consent.

4.         RELATIONSHIP AMONG THE PARTIES

4.1
Nothing contained in this Agreement shall be construed to (i) constitute the parties as joint venturers, partners, co-owners or otherwise as participants in a joint undertaking; (ii) constitute the Consultant as an agent, legal representative or employee of the Company; or (iii) authorize or permit Consultant or any director, officer, employee, agent or other person acting on its behalf to incur on behalf of the other party any obligation of any kind, either express or implied, or do, sign or execute any things, deeds, or documents which may have the effect of legally binding or obligating the Company in any manner in favour of any individual, business, trust, unincorporated association, corporation, partnership, joint venture, limited liability company or other entity of any kind.  The Company and the Consultant agree that the relationship among the parties shall be that of independent contractor.

5.	AUTOMATIC RENEWAL

5.1
This Agreement shall automatically renew for a term of one year, each January 6 unless terminated in accordance with Section 8 hereof.  Any further option grants will be negotiated on the date of such renewal.

6.         COMPENSATION

6.1
The Consultant shall receive a monthly salary of US$8,500 in exchange for providing services of the Company’s Chief Financial Officer, payable at the beginning of each month throughout the term of this Agreement.

6.2
The Consultant shall receive options to purchase 800,000 shares of the Company’s common stock at $0.30 per share in accordance with Schedule “A” attached hereto in exchange for acting as the Chief Financial Officer of the Company (the “Officer Options”).

6.3
The Consultant shall receive options to purchase 200,000 shares of the Company’s common stock at $0.30 per share in accordance with Schedule “A” attached hereto in exchange for Petke agreeing to act as a director of the Company (the “Director Options”).  The Director Options shall be issued immediately, but will be subject to termination pursuant to Section 6.6 if Petke does not provide a consent when and if he is appointed to the Company’s board of directors, or immediately upon Petke ceasing to act as a director of the Company.

                                      (collectively, the “Options”)

6.4	The Consultant and Petke agree not to exercise any more than 250,000 of the Options in any 90 day period until October 1, 2009.

6.5
The Consultant, Petke and the Company agree that the Options granted by Sections 6.2 and 6.3 of this Agreement and Schedule “A” attached hereto may be modified as to terms of issuance and vesting if so required to facilitate the Company’s listing on the TSX Venture Exchange.

6.6	The Director Options shall terminate and shall no longer be exercisable on the date that is the earlier of:

a)	January 7, 2011,

b)	If Petke does not provide a consent to act when and if he is appointed to the company’s board of directors; or

c)	immediately upon Petke ceasing to act as a director of the Company.

6.7
The Officer Options shall terminate and shall no longer be exercisable on the date that is the earlier of January 7, 2011 or immediately upon the Consultant ceasing to act as the Chief Financial Officer of the Company.

6.8
Petke and the Consultant shall not assign, sell or transfer more than 250,000 of the shares acquired pursuant to the exercise of the Options (the “Shares”) in any 90 day period.  Certificates evidencing the Shares shall bear the following legend along with any other legends required by applicable securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE OR OTHER TRANSFER PURSUANT TO TERMS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF

THE COMPANY.  ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO THE AGREEMENT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

7.         SERVICES NOT EXCLUSIVE

7.1
The Consultant agrees that he shall, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the him pursuant to the terms of this Agreement. The Company acknowledges that Consultant is engaged in other business activities, and that the Consultant shall be permitted to continue such activities during the term of this Agreement.  The Consultant shall not be restricted from engaging in other business activities during the term of this Agreement.

8.         SUSPENSION AND TERMINATION.

8.1
Termination for Cause. The Consultant may be terminated for cause at any time, without notice or pay in lieu of such notice. Cause for this purpose includes such things as unsatisfactory performance, dishonesty, fraud, insubordination, serious misconduct and a false statement on the Consultant’s part, as well as anything else which would constitute cause at law. The failure by the Company to rely on this provision in any given instance or instances shall not constitute a precedent or be deemed a waiver.

8.2
Termination Without Cause. This Agreement may be terminated by either the Company or the Consultant without cause by delivering written notice of termination to the other party at least seven (7) days before such termination is to be effected.

8.3
Default.  If the Consultant fails, refuses or neglects to keep or perform any of his material covenants or conditions to be kept or performed hereunder or otherwise in connection with the Services, or indicates his refusal to keep or perform any such covenant or condition (collectively, a “Default”), and the Consultant fails to cure such Default within twenty-four (24) hours of receiving written notice from the Company setting out the terms of such Default, the Company may immediately terminate this agreement by giving written notice to the Consultant.

8.4
Force Majeure.  The Company shall have the right to suspend this agreement in the event of force majeure at any time (provided written notice to the Consultant shall be promptly given), without any further obligation to the Consultant except that the Consultant  shall be entitled to the accrued compensation, if any, provided for in Section 6 of this Agreement.  The suspension of this Agreement shall not relieve the Consultant of any of his obligations hereunder or otherwise in connection with the Services.  The Company shall have the right to terminate this Agreement by giving written notice to the Consultant where an event or events of force majeure continue for a continuous period of forty-eight (48) hours, excluding non-business days or five (5) days in the aggregate at any other time.

8.5
Effect of Termination.  If the Company terminates this Agreement in accordance with the provisions hereof, the Company shall be released and discharged from any further liability or obligation whatsoever to the Consultant.  No termination of this Agreement shall affect the rights granted hereunder by the Consultant to the Company, the restrictions on share sales, assigns and transfers contained in Section 6.8 of this Agreement, and the representations and warranties and indemnification of each of the parties hereunder.  All of these shall survive such termination.

9.         CONFIDENTIALITY

9.1
The Consultant and Petke shall not, without prior authorization of the Company, at any time during the term of this agreement, or thereafter, disclose to any person, firm, association or corporation other than the directors, officers or employees of the Company, the private or business affairs of the Company or its affiliated companies, or any other information of a private or confidential nature concerning the Company or its affiliated companies including, without limitation:

a)	information concerning trade secrets, products, technology, sales literature and brochures, forms, business policies and concepts, and contracts of the Company;

(b)	information concerning manufacturing and production, pricing and sales policies, and marketing techniques and concepts in respect of products and services provided or to be provided by the Company;

(c)
names, addresses and contact information of past, present or prospective customers, employees, shareholders, officers, directors or associates of the company, or any person or entity having a past, present, or prospective business relationship with the Company, and

b)
names, addresses and contact information of past, present or prospective suppliers, consultants, lenders or professional advisors of the Company and prices or rates charged by them which by virtue of the Consultant’s or Petke’s position, the Consultant or Petke may obtain during the term of this Agreement, or which the Consultant or Petke obtained during the course of their former engagement with the Company.

The Consultant and Petke acknowledge that the above-mentioned confidential information could be used to the detriment of the Company.  Accordingly the Consultant and Petke undertake to treat confidentially all such information and agree not to disclose it to any third party or use it for any purpose or reason without the express written permission of the Company except as may be necessary to perform their duties, whether during the term of this Agreement or following termination the Consultant’s and Petke’s engagement by the Company.

10.       NON-SOLICITATION

10.1
During the term of this Agreement neither the Consultant nor Petke shall hire or take away or cause to be hired or taken away any employee or consultant of the Company.  For a period of twelve (12) months following the termination of this Agreement neither the Consultant nor Petke shall hire or take away or cause to be hired or taken away any employee who was in the employ of the Company during the twelve (12) months preceding such termination.

11.       GRANTS OF RIGHTS

11.1
The Consultant and Petke agree that the results and proceeds of the Services under this Agreement, although not created in an employment relationship, shall, for the purpose of copyright only, be deemed a work made in the course of employment under Canadian law or a work-made-for-hire under United States law and all other comparable international intellectual property laws and conventions.  All work and materials, including all intellectual property, and any other rights, including without limitation copyright, all rental and lending rights thereto, which the Consultant and Petke may have in and to the results and proceeds of the Services, shall vest irrevocably and exclusively with the Company, and are otherwise hereby assigned to the Company as and when created.  The Consultant and Petke hereby waive in favor of the Company any moral rights which it may have, if any, in and to any works, materials, or services which it may provide or create under this Agreement.

12.        REPRESENTATIONS AND WARRANTIES

12.1      The Consultant and Petke each represent, warrant and covenant to the Company as follows:

(a)
All material, notes, writing, ideas, written, submitted or interpolated by the Consultant and Petke under this Agreement or with respect to the production or preparation of the Advertisements shall originate with the Consultant and Petke or be based on materials supplied by the Company and shall not be copied in whole or part from any other work except to the extent that such work is non-proprietary or in the public domain.

(b)
To the best of the Consultant’s and Petke’s knowledge, information and belief, all of the results and proceeds of the Services shall not defame any person and shall not infringe upon the copyright, moral rights, publicity rights, privacy rights or any other right of any person or company or violate any law or judicial or governmental order.

(c)	The Consultant and Petke shall pay installment taxes to the Canadian Revenue Agency, at least quarterly, based on estimated payable taxes.

(d)	The Consultant and Petke shall remain current with all taxes owed and assure the Company that all required tax payments are kept up to date.

(e)
The Consultant and Petke shall provide copies of filed tax returns and notices of assessment to the Company in order to demonstrate that the Consultant has met all of his tax obligations as they related to payments provided by the Company.

13.       INDEMNIFICATION

13.1
The Company agrees to indemnify and hold harmless the Consultant and its respective agents and employees, against any losses, claims, damages or liabilities, joint or several, to which either party, or any such other person, may become subject, insofar as such losses, claims, damages or liabilities (or actions, suits or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, any preliminary prospectus, the prospectus, or any amendment or supplement thereto; or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and shall reimburse the Consultant, or any such other person, for any legal or other expenses reasonably incurred by the Consultant, or any such other person, in connection with investigation or defending any such loss, claim, damage, liability, or action, suit or proceeding.

13.2
The Consultant and Petke agree to indemnify and hold harmless the Company, its partners, financiers parent, affiliated and related companies, and all of their respective individual shareholders, directors, officers, employees, licensees and assigns from and against any claims, actions, losses and expenses (including legal expenses) occasioned by any breach of the Consultant’s or Petke’s representations and warranties contained in, or by any breach of any other provision of this Agreement by the Consultant or Petke.

14.           MISCELLANEOUS PROVISIONS

14.1	Time. Time is of the essence of this Agreement.

14.2	Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

14.3
Titles and Captions.  All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

14.4
Further Action.  The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

14.5
Good Faith, Cooperation and Due Diligence.  The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement.  All promises and covenants are mutual and dependent.

14.6
Savings Clause.  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

14.7	Assignment. This Agreement may not be assigned by either party hereto without the written consent of the other.

14.8
Notices.  All notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered, either personally or by express delivery service, to the party to be notified.  Notice to each party shall be deemed to have been duly given upon delivery, personally or by courier, addressed to the attention of the officer at the address set forth heretofore, or to such other officer or addresses as either party may designate, upon at least ten (10) days written notice to the other party.

14.9
Entire Agreement.  This Agreement, including Schedule “A” attached hereto, contains the entire understanding and agreement among the parties. There are no other agreements, conditions or representations, oral or written, express or implied, with regard thereto. This Agreement may be amended only in writing signed by the parties.

14.10	Waiver. A delay or failure by any party to exercise a right under this Agreement, or a partial or single exercise of that right, shall not constitute a waiver of that or any other right.

14.11
Counterparts.  This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  In the event that this Agreement is signed by one party and faxed to another, the parties agree that a faxed signature shall be binding upon the parties as though the signature was an original.

14.12	Successors. The provisions of this Agreement shall be binding upon the parties, their successors and permitted assigns.

14.13
Jurisdiction.  The parties hereby attorn the exclusive jurisdiction of the provincial and federal courts located in the city of Vancouver, British Columbia in relation to all disputes arising from the Agreement.

14.14	Counsel. The parties expressly acknowledge that each has been advised to seek separate counsel for advice in this matter and has been given a reasonable opportunity to do so.

14.15	Currency. Unless otherwise stated, any reference to currency in this Agreement refers to U.S. Dollars.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, as of the day, month and year first written above:

MANTRA VENTURE GROUP LTD. By: /s/ Larry Kristof Larry Kristof Its: President	Q4 FINANCIAL GROUP INC. By: /s/ Dennis Petke Dennis Petke Its: President	/s/ Dennis Petke Dennis Petke

SCHEDULE A

Option Agreement

THIS OPTION AGREEMENT (the "Option Agreement") is entered into on January 7, 2009.

BETWEEN

MANTRA VENTURE GROUP LTD.,
a corporation under the laws of British Columbia having its principal business office at Suite 1205, 207 West Hastings Street, Vancouver, British Columbia, V6B 1H7

                (the "Company")

AND

Q4 FINANCIAL GROUP INC.
c/o DENNIS PETKE
Suite 500 – 666 Burrard Street,
Vancouver, British Columbia, V6C 3P6

                (the “Optionee”)

WHEREAS:

A.	The Company has entered in a Management Agreement (the "Management Agreement"), dated January 7, 2009 with the Optionee; and

B.	In accordance with the provisions of the Management Agreement the Company has authorized the grant of options to the Optionee.

THIS AGREEMENT WITNESSES that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.	Grant of Option.

(a)
The Company will issue to the Optionee the right and option, to purchase a total of 1,000,000 shares of the Company’s common stock at a price of $0.30 per share immediately upon the signing of this Option Agreement (the “Options”).  The Options are broken down as follows:

i.	The Optionee shall receive 800,000 of the Options for services provided as the Company’s Chief Financial Officer (“Officer Options”).

ii.
The Optionee shall receive 200,000 of the Options for Petke agreeing to serve as director of the Company (“Director Options”).  The Director Options shall be issued immediately, but will be subject to termination pursuant to Section 2.

(b)	The Consultant and Petke agree not to exercise any more than 250,000 of the Options in any 90 day period until October 1, 2009.

2.	Term. The Director Options shall terminate and will not longer be available for exercise the earlier of:

a)	January 7, 2011,
b)	If Petke does not provide a consent to act when and if he is appointed to the company’s board of directors; or
c)	immediately upon Petke ceasing to act as a director of the Company.

The Officer Options shall terminate and will not longer be available for exercise the earlier of January 7, 2011 or immediately upon the Optionee ceasing to act as the Company’s Chief Financial Officer.

3.	Non-transferability.

a)
The Options shall not be transferable except to the Optionee’s estate, and the Options may be exercised during the lifetime of the Optionee, only by the Optionee, or thereafter by its estate. More particularly, but without limiting the generality of the foregoing, the Options may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process.

b)
Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to these provisions, and the levy of any execution, attachment or similar process on the Options, shall be null and void.

c)
Petke and the Optionee shall not assign, sell or transfer more than 250,000 of the shares acquired pursuant to the exercise of the Options (the “Shares”) in any 90 day period.  Certificates evidencing the Shares shall bear the following legend along with any other legends required by applicable securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON SALE OR OTHER TRANSFER PURSUANT TO TERMS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.  ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO THE AGREEMENT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

4.
Optionee.  In consideration of the granting of the Options, and regardless of whether or not the Options shall be exercised, the Optionee will devote the agreed upon time, energy and skill to the service of the Company or one or more of its subsidiaries in accordance with the Management Agreement.

5.	Method of Exercising Option.

(a)
Subject to the terms and conditions of this Agreement, the Optionee may exercise the Options by sending a written notice to the Company, mailed or personally delivered to the Company at the following address:  Suite 1205, 207 West Hastings Street, Vancouver, British Columbia, V6B 1H7.  Such notice shall state the election to exercise the Options and the number of shares in respect of which it is being exercised, and shall be signed by the Optionee. The notice shall be accompanied by payment of the full exercise price of the shares by certified cheque, bank draft or money order unless the Options are exercised on a cashless basis. The Company shall issue for the Optionee’s collection, a certificate or certificates representing the shares within 14 days after receiving the notice.  Upon exercising the Options, the Optionee may be required by the Company to make certain representations so that the issuance of shares pursuant to the Options will fall within exemptions from securities regulations.

(b)
The certificate or certificates for the shares as to which the Options shall have been exercised shall be registered in the name of the Optionee and shall be delivered as provided above to or on the written order of the Optionee.  All shares that shall be purchased on the exercise of the Options as provided in this Agreement shall be fully paid and non-assessable.  The certificates representing any shares issued upon exercise of the Options may contain a restrictive legend.

(c)	The Options may be exercised at a price of US$0.30 per share (the “Purchase Price”).

6.
Changes in Capital Structure.  If all or any portion of the Options shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization or liquidation occurring after the date of this Agreement, as a result of which shares of any class shall be issued in respect of outstanding common shares, or common shares shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising the Options shall receive the aggregate number and class of shares which, if common shares (as authorized at the date of this Agreement) had been purchased at the date of this Agreement for the same aggregate price (on the basis of the price per share set forth in Section 5 of this Agreement) and had not been disposed of, such person or persons would be holding, at the time of such exercise, as a result of such purchase and all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations or liquidations; provided, however, that no fractional share be issued on any such exercise, and the aggregate price paid shall be appropriately reduced on account of any fractional share not issued.

7.
Reservation of Shares to Satisfy Option.  The Company shall at all times during the term of the Options reserve and keep available such number of common shares as will be sufficient to satisfy the requirements of this Agreement.

8.	Representations of the Optionee

(a)
The Optionee understands and acknowledges that (a) the Options are being offered without a prospectus pursuant  to the exemptions from registration found in Regulation S of the  Securities  Act of 1993,  as  amended  (the  "Securities  Act"), (b) the Optionee has reviewed the confidential business plan of the Company or such other  material  documents  of the Company as the  Optionee  has deemed necessary or  appropriate  for purposes of purchasing the Options, including this subscription agreement (collectively, the "Offering Documents"); and (c) this transaction has not been  reviewed or  approved by the United  States  Securities  and  Exchange Commission or by any regulatory authority charged with the administration of the securities laws of any state or foreign country.

(b)
The Optionee either (i) has a preexisting personal or business  relationship with the Company or its controlling  persons, such as would enable a reasonably prudent Optionee to be aware of the character and  general  business  and  financial  circumstances  of  the  Company  or  its controlling  persons,  or (ii) by reason of the Optionee's business or financial experience,  individually  or in conjunction  with the  Optionee's  unaffiliated professional advisors who are not compensated by the Company or any affiliate or selling agent of the Company,  directly or indirectly,  is capable of evaluating the  merits  and  risks of an  investment  in the  Options,  making an  informed investment  decision and  protecting  the Optionee's own interests in connection with the transactions contemplated hereby.

(c)
The Optionee  understands and has fully  considered for purposes of this investment the risks of this  investment and  understands  that (i) this  investment  is suitable  only for an Optionee  who is able to bear the economic  consequences  of losing the  Optionee's  entire  investment;  (ii) the Company is a start-up  enterprise with no significant  operating history;  (iii) the purchase of the Options is a  speculative  investment  which  involves a high degree of risk of loss by the Optionee of the Optionee's entire investment,  and (iv) there are substantial restrictions on the  transferability  of, and there will be no public market for, the Options, and  accordingly,  it may not be  possible  for the  Optionee to  liquidate  the Optionee's investment in the Options.

(d)
The Optionee is able (i) to bear the economic risk of this investment, (ii) to hold the Options for an indefinite period of time, and (iii) to afford a complete loss of the Optionee's investment; and represents that the Optionee has sufficient liquid assets so that the lack of liquidity associated with this investment will not cause any undue financial difficulties or affect the Optionee's ability to provide for the Optionee's current needs and possible financial contingencies.

(e)
The Optionee, in making the Optionee's decision to acquire the Options, has relied solely upon independent  investigations  made by the Optionee and the  representations and warranties of the Company contained herein and the  Optionee  has been given (i)  access to all  material  books and records of the Company;  (ii) access to all  material  contracts  and  documents relating to this offering;  and (iii) an opportunity to ask questions of, and to receive  answers  from,  the  appropriate  executive  officers and other persons acting  on  behalf  of the  Company  concerning  the  Company  and the terms and conditions of this offering,  and to obtain any additional  information,  to the extent  such  persons  possess  such  information  or  can  acquire  it  without unreasonable  effort  or  expense,  necessary  to  verify  the  accuracy  of the information.  The Optionee acknowledges that no valid  request to the Company by the  Optionee  for  information  of any kind about  the  Company  has been  refused  or  denied  by the  Company  or  remains unfulfilled as of the date thereof.

(f)
The Optionee has carefully considered this Option Agreement. In evaluating the suitability of an investment in the Company, the Optionee has not relied upon any representations or other information (whether oral or written) other than as set forth in this agreement or as contained in any documents or answers to questions furnished by the Company.

(g)	All of the information set forth on the cover page of this Agreement indicated as applicable to the Optionee, is true and correct in all respects.

(h)
The Options are being acquired by the Optionee solely for the Optionee's own personal  account,  for investment  purposes only, and not with a view to,  or in  connection  with,  any  resale  or  distribution thereof; the Optionee has no contract, undertaking,  understanding, agreement or arrangement,  formal or informal, with any person to sell, transfer or pledge to any  person the Options for which the  Optionee  hereby  subscribes,  or any part thereof, any interest  therein or any rights  thereto;  the Optionee has no present  plans to enter into any such contract,  undertaking,  agreement or  arrangement;  and the Optionee understands the legal consequences of the foregoing representations and warranties  to mean  that  the  Optionee  must  bear  the  economic  risk of the investment  for an  indefinite  period of time  because the Options have not been registered  under the Securities Act and applicable  state  securities laws and, therefore,  cannot be sold unless  they are  subsequently  registered  under the Securities Act and applicable  state  securities  laws (which the Company is not obligated, and has no current intention, to do) or unless an exemption from such registration is available.

(i)
The Optionee has not engaged any broker, dealer, finder, commission agent or other similar person in connection with the offer, offer for sale, or sale of the Options and is not under any obligation to pay any broker's fee or commission in connection with the Optionee's investment.

9.
Modification of Options.  The Optionee and the Company agree that the Options granted by Section 6.2 and 6.3 of the Management Agreement and this Schedule “A” attached hereto may be modified as to terms of issuance and vesting if so required to facilitate the Company’s listing on the TSX Venture Exchange.

10.
Counterparts.  This Agreement may be signed in counterparts, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution, shall be deemed to bear the date as set forth above.

IN WITNESS WHEREOF this Agreement has been executed by the parties to it, as of the day, month and year first written above:

MANTRA VENTURE GROUP LTD. Per: /s/ Larry Kristof Larry Kristof Its: President	Q4 FINANCIAL GROUP INC. By: /s/ Dennis Petke Dennis Petke Its: President